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EXHIBIT 10.46


THIS SUBSCRIPTION AGREEMENT hereinafter "Agreement" is entered into this 30th day of December by and between Visijet, Inc., a Delaware corporation (hereinafter "Visijet, Inc.") and ALPHA CAPITAL AKTIENGESELLSCHAFT (hereinafter ALPHA CAPITAL).

WHEREAS ALPHA CAPITAL has agreed to loan to Visijet, Inc., the sum of $500,000.00 (five hundred thousand dollars) with such loan to be evidenced by a Convertible Note, and

WHEREAS ALPHA CAPITAL has agreed to wire said funds directly to Gebauer Medizintechnik GmbH (hereinafter Gebauer) for the benefit of Visijet, Inc. immediately upon execution of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Visijet, Inc. and ALPHA CAPITAL agree as follows:

Due to the timeline of the need to wire funds to Gebauer for the benefit of Visijet, Inc., Visijet, Inc. and ALPHA CAPITAL have agreed to record the general terms of the loan in this Agreement. Representations and warranties typically found in documentation evidencing privately placed securities of a similar nature, such as those currently being circulated by Visijet, Inc, in connection with its offering of 8% convertible Notes and Warrants (the "Offering"), are incorporated herein by reference and attached hereto in the form of the Confidential Private Placement Memorandum detailing the Offering.

Visijet, Inc. agrees to pay directly to ALPHA CAPITAL the sum of $500,000 (five hundred thousand dollars) upon the breaking of the escrow for the Offering, but in no event later than close of business January 27, 2005. Alternatively, at the option of ALPHA CAPITAL, this loan may be exchanged into $500,000 in principal invested into the Offering. Visijet, Inc. further agrees to immediately direct and authorize the transfer agent for Visijet, Inc.'s common stock to issue a stock certificate in the name of ALPHA CAPITAL for 142,857 (one hundred forty two thousand eight hundred and fifty seven) shares of the common stock of Visijet, Inc., which must be delivered to ALPHA CAPITAL before January 6, 2005. ALPHA CAPITAL shall be granted full registration rights for this common stock and Visijet, Inc. represents that it and its securities counsel have reviewed potential Section 5 integration issues associated with this subscription and concluded that the pending SB-2 registration statement, SEC file number 333-120449 may be and will be amended to include the ALPHA CAPITAL securities described herein in the registration statement currently on file with the SEC.

Visijet, Inc. agrees to issue a common stock purchase warrant to ALPHA CAPITAL to purchase 1,250,000 (one million two hundred and fifty thousand) shares of common stock of Visijet, Inc, The warrants shall have a term of 5 (five) years and a strike price of $.40 (forty cents) per share. ALPHA CAPITAL shall be granted full registration rights for the common stock underlying this warrant and Visijet, Inc. represents that it and its securities counsel have reviewed potential Section 5 integration issues associated with this subscription and concluded that the pending SB-2 registration statement, SEC file number 333-120449, may be and will be amended to include the ALPHA CAPITAL securities described herein in the registration statement currently on file with the SEC. Commencing January 1, 2006, the Warrant will be exercisable on a "cashless basis".


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If Visijet, Inc. does not timely pay the Convertible Note by the due date of
January 27, 2005 then Visijet, Inc. further agrees to grant to ALPHA CAPITAL an additional warrant to purchase 100,000 (one hundred thousand) shares of common stock in Visijet, Inc. under the same terms and conditions as those stated in the paragraph above, for each week that Visijet, Inc. remains in default.

In addition should Visijet, Inc. be in default of this Agreement, ALPHA CAPITAL shall have the right to convert any or all of said unpaid debt into the common stock of Visijet, Inc. at any time ALPHA CAPITAL chooses. The conversion price shall be fixed at 80% (eighty per cent) of the closing bid price of Visijet, Inc. on the date of conversion. Visijet, Inc. and its securities counsel have reviewed potential Section 5 integration issues associated with his subscription and concluded that the pending SB-2 registration statement, SEC file number 333-120449, may be and will be amended to include the ALPHA CAPITAL securities described herein in the registration statement currently on file with the SEC and further agrees to register, in the same registration statement currently on file with the SEC, an amount of shares equal to 200% (two hundred per cent) of the number of shares underlying the conversion rights based on 80% (eighty per cent ) of the current market price of $.41 (forty one cents). Thus the current conversion price shall be $.328 (thirty two and eight tenths cents). Thus the number of share to be currently registered is 1,524,390 (on million five hundred twenty four thousand three hundred and ninety). There shall be no floor on the conversion price. All such conversion rights shall terminate when and only when Visijet, Inc. satisfies all the terms of this Agreement.

Visijet, Inc further agrees to pledge 100% (one hundred per cent) of all receivables to ALPHA CAPITAL as collateral for the loan beginning with the execution of this Agreement. Any funds collected by Visijet, Inc. from the receivables pledged hereunder, now existing or created hereafter, will be considered the property of ALPHA CAPITAL while the loan is outstanding and hold as restricted funds for the benefit to ALPHA CAPITAL or deposited into a trust or other account as directed by ALPHA CAPITAL at any time. Visijet, inc will act in good faith to redirect any receivables hereafter created or incorrectly received by Visijet, Inc. to the ALPHA CAPITAL account and will keep ALPHA CAPITAL notified of any and all changes in its account receivable aging schedules until the ALPHA CAPITAL investment has been paid in full. Visijet, Inc. represents that it currently has $250,000 in good and collectibles receivables outstanding on products and services sold and fully delivered, and that it expects the creation of additional current receivables totaling a minimum of $500,000 upon Visijet, Inc.'s ability to deliver the product, currently being held by Gebauer for non-payment, to its backlog of customers seeking to enter into new purchase orders.

Visijet, Inc. agrees that it is responsible for all Attorney Fees and other costs of collection should there be a default of any type that impacts ALPHA CAPITAL'S ability to recover its investment.

Visijet, Inc. further agrees to pledge all Gebauer product inventory that it may own at the time of any default hereunder as additional collateral.

In addition Randal Bailey and Laurence Schreiber as officers of Visijet, Inc. agree to pledge 100% (one hundred per cent) of their equity ownership in Visijet, Inc. to ALPHA CAPITAL as additional collateral.


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Visijet, Inc. agrees to deliver to ALPHA CAPITAL not later than January 7, 2005 a Security Agreement executed by Visijet, Inc., Stock Pledge Agreement signed by Randal Bailey and Laurence Schreiber, and any other documents reasonably requested by ALPHA CAPITAL in order to memorialize the senior security interest and stock pledges described above with Visijet, Inc., Randy Bailey and Laurence Schreiber have agreed to and have granted to ALPHA CAPITAL.

Upon payment in full by Visijet, Inc. of its obligation hereunder ALPHA CAPITAL agrees to release and return any and all collateral it is holding or has control over under this Agreement, back to Visijet, Inc., its officers Randal Bailey and Laurence Schreiber, or other such party which has pledged or subordinated collateral in connection with this Agreement.

Visijet, Inc. covenants that it shall not at any time claim any usury or other law which would forgive it from repaying the loan as contemplate herein. If interest would otherwise be payable in excess of the maximum amount permissible under applicable law, the interest payable shall be reduced to the maximum amount permissible.

Visijet, Inc. agrees to provide to ALPHA CAPITAL a "stand still" letter from Gebauer wherein Gebauer, upon receipt of these funds, agrees not to terminate its Agreement with Visijet, Inc. prior to January 12, 2005.

This Agreement shall be governed by the internal laws of the state of New York. The parties hereto submit to the exclusive jurisdiction of the federal or state court located in New York, New York with respect to any dispute arising under this Agreement and the transactions contemplated hereby.

IN WITNESS HEREOF the parties execute this Agreement this 30th of December 2004.


Visijet, Inc.                               ALPHA CAPITAL AKTIENGESELLSCHAFT



By:__________________________________       By:________________________________
Randal Bailey CEO/President



By:__________________________________
Laurence Schreiber Security/Treasurer

Attachments:

Visijet, Inc. Accounts Receivable Aging Summary dated December 28, 2004.

Visijet, Inc. Accounts Receivable Pledge and Restricted Account Instruction Letter Agreement.


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Randal Bailey and Laurence Schreiber Equity Please Letter Agreement.

Gebauer Medizintechnik GmbH Stand Still Letter Agreement.

Secured Convertible Debenture Holders Collateral Pledge Agreement.


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